SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2005
Glacier Water Services, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11012	33-0493559

(Commission File Number)	(IRS Employer Identification No.)

1385 Park Center Drive Vista, California	92081-8338

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 560-1111
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On September 22, 2005, the registrant entered into an agreement to purchase all outstanding stock of a new corporation to be formed by the combination of Gestion Bi-Eau Pure Inc. and related entities. Gestion Bi-Eau Pure Inc. operates approximately 450 water vending machines in Canada. The parties to the agreement, other than the registrant, are Gestion André Leroux Inc., Rustico Capital Inc., 9089-0260 Quebec Inc., Lisa Tanguay, Richard Dube and Dean Kelley. The purchase price is (Canadian)$1,500,000 (subject to adjustment), of which (Canadian)$1,350,000 is payable at closing, with the remainder payable over two years. The closing, which is subject to customary conditions, is scheduled for October 7, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER WATER SERVICES, INC.
Date: September 23, 2005	By:	/s/ W. David Walters
Senior Vice President,
Chief Financial Officer and Secretary